Frost and Sullivan Honors Oramed Pharmaceuticals
with the 2009 European Oral Drug Delivery Technology
Innovation Award

JERUSALEM, Israel, August 25 /PRNewswire-FirstCall/ -- Oramed Pharmaceuticals Inc. (OTCBB: ORMP.OB) ( http://www.oramed.com), a developer of oral delivery systems, today announced that it is the recipient of the 2009 Frost & Sullivan European Oral Drug Delivery Technology Innovation Award.

Oramed Pharmaceuticals is developing a platform technology to create oral delivery systems for drugs and vaccines delivered via injection. Oramed focuses on the treatment of diabetes through its proprietary flagship product, an Oral Insulin capsule that is currently in Phase 2b clinical trials. Oramed’s research pipeline also includes other product candidates, such as an Oral GLP-1 Analog capsule.

"We are honored to receive the 2009 European Oral Drug Delivery Technology Innovation Award," said Nadav Kidron, Esq., Oramed’s CEO. “Being recognized for our leadership position in the oral drug delivery field by Frost & Sullivan is an encouraging validation of our progress.

Frost & Sullivan's Technology Innovation Awards recognize companies in a variety of regional and global markets for demonstrating outstanding achievement and superior performance in areas such as leadership, technological innovation, customer service and strategic product development. Industry analysts compare market participants and measure performance through in-depth interviews, analysis and extensive secondary research in order to identify best practices in the industry.

About Frost & Sullivan

Frost & Sullivan, the Growth Partnership Company, partners with clients to accelerate their growth. The company's TEAM Research, Growth Consulting and Growth Team Membership(TM) empower clients to create a growth-focused culture that generates, evaluates and implements effective growth strategies. Frost & Sullivan employs over 45 years of experience in partnering with Global 1000 companies, emerging businesses and the investment community from more than 30 offices on six continents. For more information about Frost & Sullivan's Growth Partnerships, visit http://www.frost.com.

About Oramed Pharmaceuticals

Oramed Pharmaceuticals is a technology pioneer in the field of oral delivery solutions for drugs and vaccines presently delivered via injection. Oramed is seeking to revolutionize the treatment of diabetes through its patented flagship product, an orally ingestible insulin capsule currently in phase 2 clinical trials. Established in 2006, Oramed’s technology is based on over 25 years of research by top research scientists at Jerusalem’s Hadassah Medical Center. The Company’s corporate and R&D headquarters are based in Jerusalem.

For more information, please visit www.oramed.com

Forward-looking statements

Some of the statements contained in this press release are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for our product candidates; competition from other pharmaceutical or biotechnology companies; and the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities. Please refer to the company’s filings with the Securities and Exchange Commission for a comprehensive list of risk factors that could cause actual results, performance or achievements of the company to differ materially from those expressed or implied in such forward looking statements. The company undertakes no obligation to update or revise any forward-looking statements.

Company and Investor Relations Contact:

Oramed Pharmaceuticals
Tara Horn
USA: 1-646-240-4193
Int’l:+972-54-334-4318
Email: Tara@oramed.com